UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2005

GOLDEN PHOENIX MINERALS, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation)	0-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 _____Sparks, Nevada_____ (Address of Principal Executive Offices)	89434 (Zip Code)

(775) 853-4919

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement

As previously reported in the Form 8-K Current Report dated May 10, 2005, Golden Phoenix, Inc. a Minnesota company (the “Company”) entered into that certain Golden Phoenix/Schnack Agreement dated as of May 10, 2005 (the “Agreement”), by and between the Company and William D. and Candida Schnack (the “Lender”). Pursuant to the pre-approved milestones set forth in the Agreement, the Lender agreed to advance to the Company $1,000,000 on the Company’s production and sale of molybdenum concentrates from its Ashdown mine. Under the terms of the Agreement and in consideration of the advances, the Lender shall receive from the Company (i) repayment of the $1,000,000 advance (the “Advance Amount”); (ii) a premium of $2,000,000 (the “Premium Amount”) and (iii) 1,000,000 two-year warrants to purchase common stock of the Company at an exercise price equal to $0.14 per share.

On November 4, 2005, the Company entered into a Letter of Extension (the "Extension") with the Lender in order to amend and restate the original repayment terms of the Agreement. Pursuant to the terms of the Extension, the Advance Amount and the Premium Amount shall be paid in monthly installments as follows: (a) fifteen percent (15%) of gross molybdenum concentrates sales produced from the Ashdown mine on the first (1st) of every month within thirty (30) days of when production begins; (b) a minimum payment of $500,000 or fifteen percent (15%) of the gross, whichever is greater is due and payable on the first (1st) of every month thereafter until both the Advance Amount and the Premium Amount are retired in full and (c) the first initial minimum payment shall be due no later than February 1, 2006 and the final payment will be due and payable May 1, 2006.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Exhibit Description

                                10.1                                                          Letter of Extension

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Minnesota corporation

Dated:	November 11, 2005	By: /s/ William L. Thomas
William L. Thomas,
Chief Financial Officer